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                                                               EXHIBIT 99(A)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             ARCO CHEMICAL COMPANY
                                      AT
                             $57.75 NET PER SHARE
                                      BY
                       LYONDELL ACQUISITION CORPORATION,
                         A WHOLLY OWNED SUBSIDIARY OF
                        LYONDELL PETROCHEMICAL COMPANY

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
              TIME, ON WEDNESDAY, JULY 22, 1998, UNLESS EXTENDED.

                                                                  June 24, 1998

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated June 24, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Lyondell Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Lyondell Petrochemical Company, a Delaware corporation ("Lyondell"), to purchase shares of common stock, par value $1.00 per share (the "Shares"), of ARCO Chemical Company, a Delaware corporation (the "Company"), at $57.75 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $57.75 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

    2. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined below) and the transactions contemplated thereby and determined that the Offer and the Merger are fair to, and in the best interests of, stockholders of the Company and unanimously recommends that stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

    3. The Offer is being made for all outstanding Shares.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of June 18, 1998 (the "Merger Agreement"), among Lyondell, the Purchaser and the Company pursuant to which, following
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  the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Lyondell (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $57.75 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

    5. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer such number of Shares that, together with any Shares owned by Purchaser, Lyondell and their affiliates, would represent at least a majority of all outstanding Shares on a fully diluted basis and (2) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

    6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, July 23, 1998, unless the Offer is extended by the Purchaser.

    7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

  In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures described in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. THE PURCHASER SHALL NOT HAVE ANY OBLIGATION TO PAY INTEREST ON THE PURCHASE PRICE FOR TENDERED SHARES, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHT TO EXTEND THE OFFER.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                             ARCO CHEMICAL COMPANY
                                      BY
                       LYONDELL ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                        LYONDELL PETROCHEMICAL COMPANY

  The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase, dated June 24, 1998 of Lyondell Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Lyondell Petrochemical Company, a Delaware corporation, and the related Letter of Transmittal, relating to shares of common stock, par value $1.00 per share of ARCO Chemical Company, a Delaware corporation (the "Shares").

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated:            , 1998                  -------------------------------------
                                          -------------------------------------

            Number of Shares                          SIGNATURE(S)
            to be Tendered*               -------------------------------------
                                          -------------------------------------

            Shares                                PLEASE PRINT NAME(S)

                                          Address
                                          -------------------------------------
                                          -------------------------------------
                                          -------------------------------------
                                          -------------------------------------
                                                   (INCLUDE ZIP CODE)

                                          Area Code and Telephone No.
                                          -------------------------------------

                                          Taxpayer Identification or Social
                                          Security No._________________________
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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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